Exhibit 99.5

2008 NON-QUALIFIED STOCK OPTION PLAN

ADOPTED BY THE BOARD OF DIRECTORS

ON APRIL 22, 2008

EFFECTIVE AS OF APRIL 22, 2008

(As Amended, August 1 2011)

1.  PURPOSE.

(a)           The purpose of the Ocean Bio-Chem, Inc. 2008 Non-Qualified Stock Option Plan (the “2008 Non-Qualified Plan”) is to strengthen Ocean Bio-Chem, Inc. (the “Company”) and its subsidiary corporation, within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended (the “Code”), by providing directors who are not full-time salaried employees (the“Non-Employee Directors”) and consultants, such as, for example, but without limitation, legal or financial service providers or software, hardware, or other product designers (“Consultants”) added incentives for high levels of performance and to encourage stock ownership in the Company. The 2008 Non-Qualified Plan seeks to accomplish these goals by providing a means whereby such Non-Employee Directors and Consultants of the Company and its subsidiaries may be given an opportunity to purchase (by way of an option) common stock of the Company.

(b)           The Company, by means of the 2008 Non-Qualified Plan, seeks to secure and retain the services of such Non-Employee Directors and Consultants of the Company or its subsidiaries and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

(c)           The Company intends that the options issued under the 2008 Non-Qualified Plan shall be options which do not qualify as incentive stock options (“non-qualified stock options”).

2.  ADMINISTRATION.

(a)           The 2008 Non-Qualified Plan has been adopted and shall be administered by a compensation committee (“Committee”), composed of not fewer than two (2) members of the Board of Directors (the “Board”). All members of the Committee must be “outside directors” within the meaning of Section 162(m) of the Code. It is recommended, and the Board of Directors shall endeavor, to select at least three (3) members of the Board who qualify as “outside directors”) to serve on the Committee. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. All of the members of the Committee also shall be “Non Employee Directors” as provided in Rule 16b-3(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (“1934 Act”).

(b)           The Committee shall have the power, in connection with the administration of the 2008 Non-Qualified Plan, subject to and within the limitations of the express provisions of the 2008 Non-Qualified Plan:

(i)           To determine from time to time which of the persons eligible under the 2008 Non-Qualified Plan shall be granted an option; when and how the option shall be granted; the provisions of each option granted (which need not be identical), including, without limitation, the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person;

(ii)           To determine any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option (including, but not limited to, repurchase rights, forfeiture restrictions and restrictions on transferability);

(iii)           To construe and interpret the 2008 Non-Qualified Plan and the options granted under it, to construe and interpret any conditions or restrictions imposed on stock acquired pursuant to the exercise of an option, to define the terms used herein, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the 2008 Non-Qualified Plan or in any option agreement in a manner and to the extent it shall deem necessary or expedient to make the 2008 Non-Qualified Plan fully effective;

(iv)           To cancel, at any time and from time to time, with the consent of the affected optionee or optionees, any or all outstanding options granted under the 2008 Non-Qualified Plan and the grant and substitution therefore of new options under the 2008 Non-Qualified Plan (subject to limitations hereof) covering the same or different number of shares of stock at an option price per share in all events not less than the fair market value on the new grant date; and

(v)           Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company.

(c)           The Committee shall comply with the provisions of Rule 16b-3, promulgated pursuant to the 1934 Act as in effect from time to time, to the extent applicable to the 2008 Non-Qualified Plan.

(d)           Any member of the Committee who is eligible for an award under this Plan shall abstain from consideration of such award by the Committee.

(e)           The determinations of the Committee on matters referred to in this paragraph 2 shall be final and conclusive.

3.  SHARES SUBJECT TO THE 2008 NON-QUALIFIED PLAN.

Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be offered pursuant to options granted under the 2008 Non-Qualified Plan shall not exceed the aggregate of 200,000 shares of the Company’s common stock. If any option granted under the 2008 Non-Qualified Plan shall for any reason expire, be canceled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the 2008 Non-Qualified Plan.

4.  ELIGIBILITY.

(a)           Non-Employee Directors and Consultants of the Company or its subsidiaries shall be eligible to receive non-qualified stock options.

(b)           Notwithstanding anything to the contrary contained in this Plan, no person may be granted an option under this Plan if such person at the time of grant holds options to purchase more than 10% of the outstanding shares of common stock of the Company. In addition, no person may be granted (in any calendar year) options to purchase more than 100,000 shares of common stock, subject to adjustment pursuant to paragraph 9.

5.  OPTION PROVISIONS.

Each option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

(a)           Each option granted and all rights or obligations there under by its terms shall expire on such date as the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was granted and shall be subject to earlier termination as provided elsewhere in the 2008 Non-Qualified Plan. For purposes of the 2008 Non-Qualified Plan, the date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option.

(b)           The exercise price of each option shall be determined by the Committee and shall be not less than one hundred percent (100%) of the “fair market value” of the stock subject to the option on the date the option is granted, as such term in quotations is defined below; provided, however, that the purchase price of common stock subject to an incentive stock option may not be less than one hundred ten percent (110%) of such fair market value where the optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The fair market value of such stock shall be determined by the Committee in accordance with any reasonable valuation method.

(c)           Notwithstanding anything to the contrary contained in this Option, this Option may be exercised by presentation and surrender of this Option to the Corporation at its principal executive offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of Option Shares to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, and in lieu of paying the Exercise Price in cash, check or other immediately available funds, the Holder shall surrender this Option for that number of the Corporation’s shares of common stock determined by multiplying the number of Option Shares for which this Option is being exercised by the closing price for the Corporation’s common stock on the principal market for such common stock on the date preceding the Exercise Date (provided such notice and designation of Exercise Date must take place subsequent to the closing of the principal markets and prior to the opening of the principal market in the following way) minus the exercise price in effect at such time, divided by such closing price. The purchase price of stock may also acquired pursuant to an option to be paid at the time the option is exercised (I) in cash, check payable to the order of the Company, or (ii) shares of common stock of the Company with a fair market value equal to the option price for the shares being purchased; or (iii) having shares withheld from the total number of shares of Common Stock to be delivered upon exercise; or (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. If a person other than the optionee exercises an option, such person must furnish the Company appropriate documentation evidencing that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

(d)           An option by its terms may only be transferred by will or by the laws of descent and distribution upon the death of the optionee or by a qualified domestic relations order, as such term is defined in the Internal Revenue Code of 1986, as amended, and shall not be transferable during the optionee’s lifetime (unless by a qualified domestic relations order), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person (unless by a qualified domestic relations order).

(e)           Subject to subparagraph 5(f) and except as provided in paragraph 10, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Committee shall determine. In addition, the Committee shall have the power to accelerate the time (other than, except as provided in paragraph 10, the expiration date) during which an option may be exercised, notwithstanding the provisions in the option stating the time during which it may be exercised.

(f)           From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(f) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

(g)           The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (I) the shares to be issued upon the exercise of the option have been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws. (I) The stock option agreement may, but need not, provide that such option may be exercised at any specified time up to one (1) year following the death of the optionee by the person or persons to whom the optionee’s rights under such option pass by will or by the laws of descent and distribution, but only to the extent that the optionee was entitled to exercise said option immediately prior to death. (ii) The options may be canceled for “cause”, whereupon the option terminates immediately as to all unexercised options. Cause shall include termination for malfeasance or gross misfeasance in the performance of duties, or conviction of illegal activity in connection therewith, conviction for a felony, or any significant conduct detrimental to the interests of the Company or any of its subsidiaries, and the determination of the Committee with respect thereto shall be final and conclusive.

(h)           Any option granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the Company or any subsidiary thereof to deduct or withhold, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Committee in its discretion. Any shares of stock issued pursuant to the exercise of any option and transferred by the optionee to the Company for purposes of satisfying any withholding obligations shall not again be available for purposes of the 2008 Non-Qualified Plan.

6.  COVENANTS OF THE COMPANY.

(a)          During the terms of the options granted under the 2008 Non-Qualified Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

(b)          The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the 2008 Non-Qualified Plan or the Company such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the 2008 Non-Qualified Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the 2008 Non-Qualified Plan, any option granted under the 2008 Non-Qualified Plan, or any stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the 2008 Non-Qualified Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon grant or upon exercise of such options unless and until such authority is obtained.

(c)          The Company shall indemnify and hold harmless the members of the Committee in any action brought against any member in connection with the administration of the 2008 Non-Qualified Plan to the maximum extent permitted by then applicable law.

7.  USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to options granted under the 2008 Non-Qualified Plan shall constitute general funds of the Company.

8.  MISCELLANEOUS.

Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

(a)           Nothing contained in the 2008 Non-Qualified Plan, or in any option granted pursuant to the 2008 Non-Qualified Plan, shall obligate the Company or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of the Company or any of its subsidiaries to reduce the compensation of any employee.

9.  ADJUSTMENTS UPON CHANGES IN STOCK.

If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 2008 Non-Qualified Plan on account of any such adjustment.

10.  TERMINATING EVENT.

Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or in the event of any other capital reorganization or in which shares of stock of the Company possessing more than fifty percent (50%) of the voting power of the Company are exchanged (a “Terminating Event”), the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 2008 Non-Qualified Plan. Upon the date thirty (30) days after delivery of said notice, any option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the 2008 Non-Qualified Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices. Formation of a holding company for the Company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation shall not be a Terminating Event.

11.  AMENDMENT OF THE 2008 NON-QUALIFIED PLAN.

(a)           The Committee at any time, and from time to time, may amend the 2008 Non-Qualified Plan, PROVIDED, HOWEVER, that the provisions of paragraph 12 shall not be amended more than once every three (3) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless within twelve (12) months before or after the adoption of the amendment, by the vote of a majority of the shares of the company represented and voting at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where the amendment will: (i) Increase the number of shares reserved for options under the 2008 Non-Qualified Plan; (ii) Materially modify the requirements as to eligibility for participation in the 2008 Non-Qualified Plan; or (iii) Materially increase the benefits accruing to participants under the 2008 Non-Qualified Plan.

(b)           Rights and obligations under any option granted pursuant to the 2008 Non-Qualified Plan shall not be altered or impaired by amendment of the 2008 Non-Qualified Plan, except with the consent of the person to whom the stock or option was granted.

12.  TERMINATION, SUSPENSION AND LIMITATIONS
 OF THE 2008 NON-QUALIFIED PLAN.

(a)           The Committee may suspend or terminate the 2008 Non-Qualified Plan at any time. Unless sooner terminated, the 2008 Non-Qualified Plan shall terminate ten years from the effective date of the 2008 Non-Qualified Plan. No options may be granted under the 2008 Non-Qualified Plan while the 2008 Non-Qualified Plan is suspended or after it is terminated.

(b)           Rights and obligations under any option granted pursuant to the 2008 Non-Qualified Plan while the 2008 Non-Qualified Plan is in effect shall not be altered or impaired by suspension or termination of the 2008 Non-Qualified Plan.

(c)           Notwithstanding any other provision of this Plan, no option may be granted hereunder that by its terms may be exercised beyond the time that is ten 10 years from its date of grant by the Company.

13.  EFFECTIVE DATE OF PLAN.

The 2008 Non-Qualified Plan shall become effective as of April 22, 2008.